Exhibit 10.2

Amendment to CONSULTING agreement

This amendment (this “Amendment”), effective as of October 1, 2025, to that certain Consulting Agreement, effective as of November 13, 2023 (the “Agreement”), by and between Pasithea Therapeutics Corp. (the “Company”) and Lawrence Steinman (“Consultant”) (each a “Party” and collectively the “Parties”), is made by and between the Parties. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to Section 11 of the Agreement, the Agreement may be changed or modified only by a written instrument signed by both Parties; and

WHEREAS, the Parties wish to modify the Agreement pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each of the Parties, the Parties hereby agree as follows:

1. Amendments. Exhibit A of the Agreement is hereby amended and replaced in its entirety by Exhibit A attached to this Amendment.

2. Governing Law; Venue. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any rules regarding choice of law to the contrary. Any legal action or proceeding with respect to this Amendment shall be brought only in the state or federal courts located in the State of Delaware, and by execution and delivery of this Amendment, each Party hereby accepts the jurisdiction of the aforesaid courts with respect to any such action or proceeding.

3.  Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures hereto and thereto were upon the same instrument.

4. Continued Effectiveness. Except as expressly amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first set forth above.

PASITHEA THERAPEUTICS CORP.

By:	/s/ Tiago Reis Marques
Name:	Tiago Reis Marques
Title:	Chief Executive Officer

CONSULTANT

/s/ Lawrence Steinman
Name:	Lawrence Steinman

[Signature Page to Amendment to Consulting Agreement]

Exhibit A

Consultant shall perform Services that are normally associated with consultant. The duties and responsibilities, will include, but are not limited to the following:

●	Fulfill the Company's mission and strategic objectives by advancing assets through pre-clinical and early clinical development,

●	Formulate and supervise the overall research & development strategy of the Company including all phases of discovery and preclinical development, including setting research priorities,

●	Supervise research projects and oversee the technological development of processes,

●	Be responsible for keeping the Company up to date with industry trends and advancements,

●	Recommending future research projects and opportunities,

●	Identify potential partners for the Company’s pre-clinical assets, and assist in business development efforts related to the Company’s pre-clinical assets, and

●	Represent the scientific interests of the Company.

Compensation for performing the Services shall be $1.00 per quarter.